h 1 (a) iii

AMENDMENT
TO
AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is made on the 23rd day of October, 2009, by and among The MainStay Funds and Eclipse Funds, each a Massachusetts business trust, and Eclipse Funds Inc. and ICAP Funds, Inc., each a Maryland corporation (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 169 Lackawanna Avenue, Parsippany, New Jersey 07054 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008 (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Transfer Agency Fee Schedule in the Agreement in order to revise the list of funds covered by the Agreement to reflect the liquidation and dissolution of the MainStay Mid Cap Core Fund (the “Liquidation”).

NOW, THEREFORE, the parties agree that effective upon the completion of the Liquidation, the Transfer Agency Fee Schedule is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of this 23rd day of October, 2009.

THE MAINSTAY FUNDS

By:	/s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

ECLIPSE FUNDS

By:	/s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

ECLIPSE FUNDS INC.

By:	/s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

ICAP FUNDS, INC.

By:	/s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

NYLIM SERVICE COMPANY LLC

By:	/s/ Penny L. Nelson
Name:  Penny L. Nelson
Title:  President and Chief Executive Officer

TRANSFER AGENCY FEE SCHEDULE
As Amended on October 23, 2009*

1)	Maintenance and Transaction Charges – Billable Monthly**

** The funds listed below will be billed at the greater of A or B.

A)           Per Account Annual Fee:

The following Funds will be billed at a rate of 1/12 of the annual fee for each Fund account serviced during the month.  “Accounts serviced” is defined as all open accounts at month end and accounts that close during the month, including underlying Shareholder accounts which may be held in an omnibus positions and serviced by other administrators.

THE MAINSTAY FUNDS

EQUITY FUNDS	ACCOUNT RATES
MainStay Capital Appreciation Fund	$24.34
MainStay Common Stock Fund	$24.34
MainStay Equity Index Fund	$24.34
MainStay International Equity Fund	$24.34
MainStay Large Cap Growth Fund	$24.34
MainStay MAP Fund	$24.34
MainStay Mid Cap Growth Fund	$24.34
MainStay Mid Cap Value Fund	$24.34
MainStay Small Cap Growth Fund	$24.34
MainStay Value Fund	$24.34
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
MainStay Convertible Fund	$28.86
MainStay Diversified Income Fund	$28.86
MainStay Global High Income Fund	$28.86
MainStay Government Fund	$28.86
MainStay High Yield Corporate Bond Fund	$28.86
MainStay Income Builder Fund	$28.86
MainStay Tax Free Bond Fund	$28.86
MONEY MARKET FUND	ACCOUNT RATES
MainStay Money Market Fund	$31.67
MainStay Principal Preservation Fund	$28.86

ECLIPSE FUNDS

EQUITY FUNDS	ACCOUNT RATES
MainStay Small Company Value Fund	$24.34
FIXED INCOME & BLENDED FUND	ACCOUNT RATES
MainStay Balanced Fund	$28.86

ECLIPSE FUNDS INC.

EQUITY FUNDS	ACCOUNT RATES
MainStay Conservative Allocation Fund	$24.34
MainStay Epoch U.S. All Cap Fund	$24.34
MainStay Growth Allocation Fund	$24.34
MainStay Growth Equity Fund	$24.34
MainStay Large Cap Opportunity Fund	$24.34
MainStay Moderate Allocation Fund	$24.34
MainStay Moderate Growth Allocation Fund	$24.34
MainStay S&P 500 Index Fund	$24.34
MainStay 130/30 Core Fund	$24.34
MainStay 130/30 Growth Fund	$24.34
MainStay 130/30 International Fund	$24.34
MainStay Retirement 2010	$24.34
MainStay Retirement 2020	$24.34
MainStay Retirement 2030	$24.34
MainStay Retirement 2040	$24.34
MainStay Retirement 2050	$24.34
FIXED INCOME & BLENDED FUNDS	ACCOUNT RATES
MainStay Floating Rate Fund	$28.86
MainStay Income Manager Fund	$28.86
MainStay Indexed Bond Fund	$28.86
MainStay Intermediate Term Bond Fund	$28.86
MainStay Short-Term Bond Fund	$28.86
MainStay 130/30 High Yield Fund	$28.86
MONEY MARKET FUND	ACCOUNT RATES
MainStay Cash Reserves Fund	$31.67

ICAP FUNDS, INC.

EQUITY FUNDS	ACCOUNT RATES
MainStay ICAP Equity Fund	$24.34
MainStay ICAP Select Equity Fund	$24.34
MainStay ICAP International Fund	$24.34
MainStay ICAP Global Fund	$24.34

B)           Fund Minimum (CUSIP/Class/Fund):

The Funds listed above will be billed at $458.84 per month per CUSIP (i.e., 1/12 of the annual Fund Minimum charge of $5,506.08) for each Fund serviced during the month that is not being charged at the per account rate.  Those Funds that do not have a minimum account volume are charged at the Fund Minimum level until such account volumes are achieved.  Seed accounts are excluded from Fund Minimums.

The fees and charges set forth above shall increase annually over the fees and charges during the prior 12 months in an amount equal to the annual percentage of change in the Northeastern Consumer Price Index as last reported by the U.S. Bureau of Labor Statistics.

2)	Other Items

A)           529 Products

Oppenheimer’s 529 Product currently uses three MainStay Funds as investment vehicles to support its 529 Portfolios.  Each MainStay Fund will be charged on a pro rated account basis for each account that uses the MainStay Funds to support its 529 Portfolio, as follows:

EQUITY FUNDS	ACCOUNT RATES
MainStay MAP Fund	$24.34
MainStay Mid Cap Growth Fund	$24.34
FIXED INCOME & BLENDED FUND	ACCOUNT RATES
MainStay High Yield Corporate Bond Fund	$28.86

B)           New MainStay Funds

New MainStay Funds that contain “seed money” only will not be charged the Fund Minimum.

C)           Fund Billing Restrictions/Caps

In order to facilitate the introduction of New Fund and Products and keep transfer agency expenses at a minimum, certain billing restrictions and/or Caps apply to New Funds.  New Funds (Class A, I, R1, R2, and R3) are charged a maximum transfer agency expense of 25 basis points for one year.  After one year, the Fund expenses are reviewed and, at Management discretion, will either continue to be charged the 25 basis points maximum or commencement of the per account rate or Fund Minimum charge will begin.

*	The removal of the MainStay Mid Cap Core Fund from this Schedule is effective upon the completion of the liquidation and dissolution of that Fund, which commenced on October 23, 2009.

IN WITNESS WHEREOF, each of the Funds listed below and NYLIM Service Company LLC have agreed upon this Transfer Agency Fee Schedule and have caused this Transfer Agency Fee Schedule to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

THE MAINSTAY FUNDS

By:	/s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

ECLIPSE FUNDS

By:	/s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

ECLIPSE FUNDS INC.

By:	/s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

ICAP FUNDS, INC.

By:	/s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

NYLIM SERVICE COMPANY LLC

By:	/s/ Penny L. Nelson
Name:  Penny L. Nelson
Title:  President and Chief Executive Officer